Press Release For immediate release
Invesco Reports Record Earnings , Revenues and Assets in 2007 Investor Relations Contact: Aaron Uhde 404-479-2956 Media Relations Contact: Doug Kidd 404-479-2922

Atlanta , February 5 , 2008 – Invesco (NYSE: IVZ) began trading on the New York Stock Exchange on December 4, 2007, and today announces its first quarterly earnings release in accordance with U.S. Generally Accepted Accounting Principles (U.S. GAAP).  Net income was $673.6 million for the year ended December 31, 2007 (2006: $482.7 million). Diluted earnings per share were $1.64 for the year (2006: $1.19). Operating income increased 31.0% to $994.3 million for the year from $759.2 million in 2006. Total dividends for 2007, including a final dividend of $0.22 per share, were $0.384 per share, an increase of 6.1% over 2006.

“Another year of solid progress for Invesco was highlighted by record company earnings and our December listing on the New York Stock Exchange,” said Invesco President and CEO Martin L. Flanagan. “Although turbulent global markets may continue into 2008, Invesco’s broad investment capabilities will allow us to meet the needs of clients seeking to build financial security. The recent successful close by Wilbur Ross and the team of a $4 billion fund that will invest in distressed investment opportunities illustrates Invesco’s comprehensive range of investment solutions.”

“The work accomplished over the past two years puts Invesco in a strong position in this volatile market environment,” added Mr. Flanagan. “During the coming year, we will continue to use a disciplined approach to improve our competitive position in the marketplace for the benefit of our clients and shareholders.”

Net income was $175.9 million for the fourth quarter ended December 31, 2007 (third quarter ended September 30, 2007: $167.0 million). Diluted earnings per share were $0.43 for the fourth quarter (third quarter: $0.41). Operating income was $243.7 million for the fourth quarter (third quarter: $256.5 million). Operating expenses for the fourth quarter included charges of $12.8 million related to the relisting of the company on the New York

Stock Exchange and $9.8 million related to a proposed final settlement of market-timing private litigation that commenced in 2003. These charges had a combined effect of reducing our diluted earnings per share by $0.04.

When our prior primary listing was on the London Stock Exchange, Invesco prepared its financial statements in accordance with International Financial Reporting Standards (IFRS), with an annual reconciliation to U.S. GAAP.  As the company recently transitioned from IFRS to U.S. GAAP reporting standards, this release of 2007 fourth quarter and annual results includes relevant IFRS measurements to help readers better understand the company’s performance. (See the supplementary schedules on page 11 of this release for reconciliations from U.S. GAAP to IFRS for the years and quarters ended December 31, 2007 and 2006, as well as the quarter ended September 30, 2007).

	U.S. GAAP		IFRS
	Q407	2007	Q407	2007
Operating revenues /Total revenues (IFRS)	$1,023.1 m	$3,878.9m	$1,059.8m	$3,944.0m
Net revenues (1)	$766.7 m	$2,888.4m	$ 769.4m	$2,882.9m
Net operating margin (2)	34.4%	36.0%	34.7%	36.4%
Decline in net operating margin due to $22.6 m 4Q charges	2.9%	0.8%	2.9%	0.8%
Diluted EPS	$0.43	$1.64	$0.42	$1.62
Decline in diluted EPS due to $22.6 m 4Q charges , net of tax	$0.04	$0.04	$0.04	$0.04
(1)

Net revenues are operating revenues less third-party distribution, service and advisory costs plus our proportional share of the net revenues of our joint venture investments. See page 9 for this reconciliation.

(2)	Net operating margin is net operating income divided by net revenues. See page 9 for the reconciliation of operating income to net operating income.

The primary differences between U.S. GAAP and IFRS impacting our operating revenues and operating expenses relate to the presentation of third-party distribution, service and advisory costs as contra revenues under IFRS but as operating expenses under U.S. GAAP, and to the accounting for our investments in joint ventures, which under IFRS were proportionately consolidated and under U.S. GAAP are accounted for using the equity method. Accordingly, the company has calculated net revenues by deducting third-party distribution, service and advisory costs and adding back our proportional share of the net revenues of our joint venture investments. Furthermore, the company has calculated net operating margin by including in our operating income our proportional share of the operating income of our joint venture investments and dividing by net revenues.

Net operating margin was 34.4% for the fourth quarter (third quarter: 37.5%). The impact of the $22.6 million charges on fourth quarter net operating margin was a 2.9 percentage point decline.

Earnings Summary

Operating revenues increased 4.8% to $1,023.1 million in the fourth quarter from $976.6 million in the third quarter. Operating revenues increased 17.4% from $871.6 million in the fourth quarter of 2006. The increases in operating revenues are consistent with the increases in assets under management during these periods. Operating revenues include performance fees of $13.1 million for the fourth quarter (third quarter:  $4.0 million; fourth quarter 2006:  $25.9 million). Net revenues were $766.7 million for the fourth quarter (third quarter: $722.4 million). See page 9 for a reconciliation of operating revenues to net revenues.

Employee compensation costs increased 2.9% to $286.3 million for the fourth quarter from $278.1 million for the third quarter. This was largely due to increased share-based compensation, as amortization began related to $73.5 million of share incentive awards granted at the end of the third quarter. Employee compensation costs also increased 4.8% from $273.2 million for the fourth quarter of 2006, driven by increases in sales incentive and staff bonuses.

Third-party distribution, service and advisory costs increased 5.2% to $284.9 million for the fourth quarter from $270.8 million for the third quarter, driven by higher asset levels and moving from direct sales to platform sales in the U.K.  Third-party distribution, service and advisory costs increased 27.5% from $223.5 million for the fourth quarter 2006 due to increased sales and overall higher asset levels.

General and administrative costs increased 63.3% to $104.0 million for the fourth quarter from $63.7 million for the third quarter. Within general and administrative costs were charges of $12.8 million related to the relisting of the company and $9.8 million related to a proposed final settlement of the market-timing private litigation. There was an additional $12.5 million of expense that included proxy costs for our U.S. retail business, legal costs related to the market-timing regulatory settlements, and costs associated with the transfer of the record keeping element of our UK defined contribution pensions business to a third party.

A significant portion of the tax expense in the quarter arose from U.S., U.K., and Canadian operations. The effective tax rate, excluding minority interests, was 34.2 % for the fourth quarter of 2007 (third quarter 2007: 35.7%; fourth quarter 2006: 33.6%).

Capital Management

On June 13, 2007, the company’s board of directors authorized a share repurchase program of up to $500.0 million of the company’s shares through June 30, 2008.  Of the total amount authorized, $154.5 million remains as of December 31, 2007.  During the fourth quarter, purchases related to this program totaled $248.1 million, representing 9.0 million shares. In addition, during the fourth quarter 8.4 million shares were purchased for the employee share award trusts for $216.6 million.

During the fourth quarter, the first anniversary earn-out payment of $44.8 million was made on the WL Ross & Co. acquisition. At the date of acquisition (October 2006), the WL Ross assets under management were $2.6 billion. As of December 31, 2007, these assets had grown to $6.8 billion.

Also during the fourth quarter, $129.6 million was accrued and subsequently paid in January 2008 related to the second contingent payment associated with the 2006 acquisition of PowerShares. This contingent payment became payable when aggregate management fees reached $50.0 million for the preceding twelve months. At the date of acquisition (September 2006), PowerShares assets under management were $6.3 billion. As of December 31, 2007, these assets had grown to $14.5 billion.

In conjunction with the relisting of the company, we implemented a reverse stock split on a one-for-two basis. Shareholders received one Invesco Ltd. share for every two INVESCO PLC shares held. The earnings per share, dividends, and share amounts in this earnings release reflect the impact of the reverse stock split for all periods presented.

On February 1, 2008, the board of directors declared a final (semi-annual) dividend for 2007 of $0.22 per share. The dividend will be paid on April 7, 2008 to holders of record on March 19, 2008.  In conjunction with common practice for U.S. listed companies, subsequent dividends will be declared and paid each quarter.

Assets Under Management

Assets under management (AUM) at December 31, 2007 were $500.1 billion (September 30, 2007: $507.2 billion). Average AUM during the fourth quarter were $509.9 billion, compared to $494.7 billion for the third quarter and $ 452.7 billion for the fourth quarter of 2006.

Long-term net outflows were $5.0 billion during the fourth quarter (third quarter: net inflows of $0.2 billion), including net outflows of stable value assets of $8.9 billion, with inflows of $30.9 billion and outflows of $35.9 billion. Money market net inflows were $3.5 billion in the fourth quarter (third quarter: net inflows of $5.7 billion). Further analysis of AUM is included in the supplemental schedules to this release.

# # #

Invesco is a leading independent global investment management company, dedicated to helping people worldwide build their financial security.  By delivering the combined power of our distinctive worldwide investment management capabilities, including AIM, Atlantic Trust, Invesco, Perpetual, PowerShares, Trimark, and WL Ross, Invesco provides a comprehensive array of enduring investment solutions for retail, institutional and high net worth clients around the world.  Operating in 20 countries, the company is listed on the New York Stock Exchange under the symbol IVZ.  Additional information is available at www.Invesco.com .

Members of the investment community and general public are invited to listen to the conference call today, Tuesday, February 5, 2008, at 9:30 a.m. EST (2:30 p.m. GMT), by dialing one of the following numbers: 1-888-455-2053 for U.S. and Canadian callers or 1-517-268-4676 for international callers. An audio replay of the conference call will be available until Tuesday, February 12, 2008, at 5:00 p.m. EST (10:00 p.m. GMT) by calling 1-888-568-0437 for U.S. and Canadian callers or 1-402-530-7970 for international callers. The presentation will be made available via a simultaneous Webcast at www.Invesco.com . The presentation slides that will be reviewed during the conference call will also be available on Invesco’s Web site at www.Invesco.com .

# # #

This release may include statements that constitute "forward-looking statements" under the United States securities laws. Forward-looking statements include information concerning possible or assumed future results of our operations, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, assets under management, acquisition activities and the effect of completed acquisitions, debt levels and the ability to obtain additional financing or make payments on our debt, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, when used in this  release, words such as "believes," "expects," "anticipates," "intends," "plans," "estimates," "projects" and future or conditional verbs such as "will," "may," "could," "should," and "would" and any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements. In connection with any forward-looking statements, you should carefully consider the areas of risk described in our most recent Annual Report on Form 20-F and our subsequent Quarterly Report on Form 10-Q, as filed with the United States Securities and Exchange Commission (“SEC”). You may obtain these reports from the SEC’s Web site at www.sec.gov .  We expressly disclaim any obligation to update any of the information in this or any other public disclosure if any forward-looking statement later turns out to be inaccurate, whether as a result of new information, future events or otherwise.

Invesco Ltd.

Condensed Consolidated Income Statements

(Unaudited, in millions, other than per share amounts, AUM, and headcount)

	Q 407	Q307	% Change	Q 406	% Change
Operating revenues
Investment management fees	$816.4	$ 791.7	3.1%	$ 688.2	18.6%
Performance fees	13.1	4.0	227.5%	25.9	(49.4)%
Service and distribution fees	150.8	150.7	0.1%	135.4	11.4%
Other	42.8	30.2	41.7%	22.1	93.7%
Total operating revenues	1, 023.1	976. 6	4. 8%	871.6	17. 4%

Operating expenses
Employee compensation	286.3	278.1	2.9%	273.2	4.8%
Third-party distribution, service and advisory	284.9	270.8	5.2%	223.5	27.5%
Marketing	43.9	40.9	7.3%	37.0	18.6%
Property, office and technology	60.3	66. 6	(9.5)%	57.4	5.1%
G eneral and administrative	104.0	63.7	63.3%	38.9	167.4%
Total operating expenses	779.4	720. 1	8 .2%	630.0	23. 7%
Operating income	243.7	256.5	(5.0) %	241.6	0.9%

Other income/(expense)
Equity in earnings of unconsolidated affiliates	21.0	14.9	40.9%	2.3	813.0%
Interest income	11.8	14.1	(16.3)%	10.0	18.0%
Other realized and unrealized gains, net	6.3	(3.7)	N/A	12.4	(49.2)%
Realized and unrealized gains of consolidated variable interest entities, net	55.8	58.7	(4.9)%	182.8	(69.5)%
Interest expense	(17.7)	(16.4)	7 .9%	(20.9)	(15.3) %
Income before income taxes and minority interest	320.9	324.1	(1.0) %	428.2	(25.1) %
Income tax provision	(91.3)	(92.7)	(1. 5 ) %	(83.4)	9. 5%
Income before minority interest	229. 6	231.4	(0. 8 )%	344.8	(33. 4 )%
Minority interest income of consolidated subsidiaries, net of tax	(53.7)	(64.4)	(16.6)%	(179.6)	(70.1)%
Net income	$ 175.9	$167.0	5. 3%	$165.2	6. 5%

Earnings per share:
---basic	$ 0.45	$0.42	7.1%	$0.42	7.1%
---diluted	$ 0.43	$0.41	4.9%	$0.40	7.5%

Average shares outstanding:
---basic	393 6	400.0	(1.6)%	397.9	(1.1)%
---diluted	407. 6	410.5	(0.7)%	408.2	(0. 1 )%

Ending Headcount	5,475	5,390	1.6%	5,574	(1.8)%
Ending AUM (in billions)	$500.1	$507.2	(1.4)%	$462.6	8.1%

Invesco Ltd.

Condensed Consolidated Income Statements

(Unaudited, in millions , other than per share amounts, AUM, and headcount)

	Year Ended December 31,
	2007	2006	% Change
Operating r evenues
Investment management fees	$ 3,080.1	$ 2,508.2	22. 8%
Performance fees	70.3	82. 1	(14.4)%
Service and distribution fees	593.1	534.9	10.9%
Other	135.4	121.5	11 .4%
Total operating revenues	3,878.9	3,246.7	19. 5%

Operating expenses
Employee compensation	1,137.6	1,070.5	6.3%
Third-party distribution, service and advisory	1,051.1	826.8	27.1%
Marketing	157.6	138.8	13.5%
Pro perty, office and technology	242.5	230.7	5. 1%
General and administrative	295.8	220.7	34.0%
Total operating expenses	2,884.6	2,487.5	16. 0%
Operating income	994.3	759.2	31.0%

Other income/(expense)
Equity in earnings of unconsolidated affiliates	48.1	4.3	N/A
Interest income	48.5	26.9	80.3%
Other realized and unrealized gains, net	9.9	26.8	(63.1)%
Other realized and unrealized gains of consolidated variable interest entities, net	214.3	294.3	(27.2)%
Interest expense	(71.3)	(77.2)	(7.6)%
Income before income taxes and minority interest	1,243.8	1,034.3	20.3%
Income tax provision	(357.3)	(254.6)	40. 3%
Income before minority interest	886.5	779.7	13.7%
Minority interest income of consolidated subsidiaries, net of tax	(212.9)	(297.0)	(28.3)%
Net income	$673.6	$482.7	39. 5%

Earnings per share:
---basic	$ 1.69	$1.22	38.5%
---diluted	$ 1.64	$1.19	37.8%

Average shares outstanding:
---basic	398.0	396.1	0.5%
---diluted	410.3	406.1	1.0%

Ending Headcount	5,475	5,574	(1.8)%
Ending AUM (in billions)	$500.1	$462.6	8.1%

Invesco Ltd.

Condensed Consolidated Balance Sheets

(Unaudited , in millions)

	December 31, 2007	December 31, 2006

A ssets
Cash and cash equivalents	$ 915.8	$778.9
Cash and cash equivalents of consolidated variable interest entities	34.3	55.4
Investments	307.6	267.7
Investments of consolidated variable interest entities	807.2	1,482.0
Other assets	3, 618.4	3,283.8
Goodwill	6, 848 . 0	6,360.7
Total Assets	$ 12,531.3	$ 12,228.5

L iabilities, Minority Interests and Shareholders’ Equity
Total debt	$ 1,276.4	$ 1,316.0
Other liabilities	3, 819.4	3, 243 .9
Minority interests	844.9	1,504.6
Shareholders’ Equity	6, 590.6	6, 164.0
Total L iabilities, Minority Interests and Shareholders’ E quity	$12, 531.3	$12,228.5

Invesco Ltd.

Schedule of Non-GAAP Information

(Unaudited, in millions)

The following is a reconciliation of operating revenues, operating income and operating margin on a U.S. GAAP basis to net revenues, net operating income and net operating margin.

	For the three months ended
	December 31, 2007	September 30, 2007	December 31, 2006
Operating revenues, GAAP basis	$1,023.1	$976.6	$871.6
Third-party distribution, service and advisory costs	(284.9)	(270.8)	(223.5)
Proportional share of revenues, net of third-party distribution costs, from joint venture investments	28.5	16.6	3.6
Net revenues (1)	$766.7	$722.4	$651.7

Operating income, GAAP basis	$243.7	$256.5	$241.6
Proportional share of operating income from joint venture investments	19.8	14.1	1.8
Net operating income(1)	$263.5	$270.6	$243.4

Operating margin*	23.8%	26.3%	27.7%
Net operating margin** (1)	34.4%	37.5%	37.3%

	Year Ended December 31, 2007	Year Ended December 31, 2006
Operating revenues, GAAP basis	$3,878.9	$3,246.7
Third-party distribution, service and advisory costs	(1,051.1)	(826.8)
Proportional share of revenues, net of third-party distribution costs, from joint venture investments	60.6	8.1
Net revenues (1)	$2,888.4	$2,428.0

Operating income, GAAP basis	$994.3	$759.2
Proportional share of operating income from joint venture investments	45.5	2.9
Net operating income(1)	$1,039.8	$762.1

Operating margin*	25.6%	23.4%
Net operating margin** (1)	36.0%	31.4%

* Operating margin is equal to operating income divided by operating revenues.
** Net operating margin is equal to net operating income divided by net revenues.

(1)     Net revenues, net operating income and net operating margin are non-GAAP financial measures. Management believes that these measures are additional meaningful measures to evaluate our operating performance. The most comparable U.S. GAAP measures are operating revenues, operating income and operating margin. Management believes that the deduction of third-party distribution, service and advisory costs from operating revenues in the computation of net revenues and the related computation of net operating margin provides useful information to investors because the distribution, service and advisory fee amounts represent costs that are passed through to external parties, which essentially are a share of the related revenues.  Management also believes that the addition of our proportional share of operating revenues, net of distribution costs, from joint venture investments in the computation of net revenues and the addition of our proportional share of operating income in the related computations of net operating income and net operating margin also provides useful information to investors, as management considers it appropriate to evaluate the contribution of its growing joint venture investment to the operations of the business. Net revenues, net operating income and net operating margin should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

Invesco Ltd.

Condensed Consolidated Reconciliations from U.S. GAAP to IFRS

(Unaudited, in millions, other than per share amounts and headcount)

Three months ended December 31, 2007	U.S. GAAP	Third-party costs (1)	Joint Ventures (2)	Consolidation of variable interest entities (3)	Other (4)	IFRS

Operating revenues	$1,023.1	(284.9)	28.5	1.8	0.9	$769.4
Operating expenses	(779.4)	284.9	(8.7)	0.9	(0.2)	(502.5)
Operating income	243.7	--	19.8	2.7	0.7	266.9
Other income/(expense)-net	77.2	--	(19.8)	(54.9)	(4.9)	(2.0)
Income before income taxes and minority interest	320.9	--	--	(51.8)	(4.2)	264.9
Income tax provision	(91.3)	--	--	(1.0)	1.2	(91.1)
Minority interest income of consolidated subsidiaries, net of tax	(53.7)	--	--	52.8	--	(0.9)
Net income	$175.9	--	--	--	3.0	$172.9

Earnings per share*:
-basic	$0.45					$0.44
-diluted	$0.43					$0.42

Three months ended September 30, 2007	U.S. GAAP	Third-party costs (1)	Joint Ventures (2)	Consolidation of variable interest entities (3)	Other (4)	IFRS

Operating revenues	$976.6	(270.8)	16.6	(2.1)	--	$720.3
Operating expenses	(720.1)	270.8	(2.5)	2.4	1.6	(447.8)
Operating income	256.5	--	14.1	0.3	1.6	272.5
Other income/(expense)-net	67.6	--	(14.1)	(58.7)	(4.0)	(9.2)
Income before income taxes and minority interest	324.1	--	--	(58.4)	(2.4)	263.3
Income tax provision	(92.7)	--	--	0.9	1.6	(90.2)
Minority interest income of consolidated subsidiaries, net of tax	(64.4)	--	--	61.9	--	(2.5)
Net income	$167.0	--	--	$4.4	$0.8	$170.6

Earnings per share*:
-basic	$0.42					$0.43
-diluted	$0.41					$0.42

Three months ended December 31, 2006	U.S. GAAP	Third-party costs (1)	Joint Ventures (2)	Consolidation of variable interest entities (3)	Other (4)	IFRS

Operating revenues	$871.6	(223.5)	3.6	1.7	1.9	$655.3
Operating expenses	(630.0)	223.5	(1.8)	(0.9)	4.2	(405.0)
Operating income	241.6	--	1.8	0.8	6.1	250.3
Other income/(expense)-net	186.6	--	(1.8)	(182.8)	(4.1)	(2.1)
Income before income taxes and minority interest	428.2	--	--	(182.0)	2.0	248.2
Income tax provision	(83.4)	--	--	(0.9)	(1.0)	(85.3)
Minority interest income of consolidated subsidiaries, net of tax	(179.6)	--	--	180.2	--	0.6
Net income	$165.2	--	--	(2.7)	$1.0	$163.5

Earnings per share*:
-basic	$0.42					$0.4 1
-diluted	$0.40					$0.4 0

Year ended December 31, 2007	U.S. GAAP	Third- party costs (1)	Joint Ventures (2)	Consolidation of variable interest entities (3)	Other (4)	IFRS

Operating revenues	$3,878.9	(1,051.1)	60.6	(6.5)	1.0	$2,882.9
Operating expenses	(2,884.6)	1,051.1	(15.1)	8.3	5.7	(1,834.6)
Operating income	994.3	--	45.5	1.8	6.7	1,048.3
Other income/(expense)-net	249.5	--	(45.5)	(213.0)	(17.0)	(26.0)
Income before income taxes and minority interest	1,243.8	--	--	(211.2)	(10.3)	1,022.3
Income tax provision	(357.3)	--	--	(0.2)	5.8	(351.7)
Minority interest income of consolidated subsidiaries, net of tax	(212.9)	--	--	208.6	--	(4.3)
Net income	$673.6	--	--	$(2.8)	$(4.5)	$666.3

Earnings per share* :
-basic	$1.69					$1.67
-diluted	$1.64					$1.62

Year ended December 31, 2006	U.S. GAAP	Third-party costs (1)	Joint Ventures (2)	Consolidation of variable interest entities (3)	Other (4)	IFRS

Operating revenues	$3,246.7	(826.8)	8.1	(15.2)	1.8	$2,414.6
Operating expenses	(2,487.5)	826.8	(5.2)	9.3	27.4	(1,629.2)
Operating income	759.2	--	2.9	(5.9)	29.2	785.4
Other income/(expense)-net	275.1	--	(2.9)	(294.3)	(8.7)	(30.8)
Income before income taxes and minority interest	1,034.3	--	--	(300.2)	20.5	754.6
Income tax provision	(254.6)	--	--	(1.7)	(7.5)	(263.8)
Minority interest income of consolidated subsidiaries, net of tax	(297.0)	--	--	296.3	--	(0.7)
Net income	$482.7	--	--	$(5.6)	$13.0	$490.1

Earnings per share* :
-basic	$1.22					$1.2 4
-diluted	$1.19					$1. 21

*Per Share Data for periods prior have been adjusted to reflect the one-for-two reverse stock split that occurred on December 4, 2007.

(1)      Third-party distribution, service and advisory costs are presented as operating expenses under  U.S. GAAP; whereas under IFRS these costs are presented as contra revenues.

(2)      Operating revenues and operating expenses from joint venture arrangements are not separately reflected under U.S. GAAP, as these investments are accounted for under the equity method, and accordingly the proportional share of the net income from joint ventures are reflected in equity in earnings of unconsolidated affiliates in other income/(expense) – net.

          Under IFRS, joint ventures are accounted for using the proportionate consolidation method;

          therefore our proportional share of the operating revenues and operating expenses is reflected in those line items on the statements of income.

(3)      Interests in variable interest entities for which we are the primary beneficiary are consolidated under U.S. GAAP. Under IFRS these interests were accounted for as investments.

(4)      Other adjustments to reconcile net income from U.S. GAAP to IFRS for the company include differences in the cost of defined benefit retirement and post-retirement medical plans,

          differences in accounting for redundancy and reorganization costs, the recognition of interest charges under IFRS for the discounting related to contingent consideration acquisition earn-out liabilities, and the related tax impacts of these differences.

Invesco Ltd.

2007 and 2006 Quarterly U.S. GAAP Summary Income Statements

(Unaudited, in millions, other than per share amounts)

	Q 207	Q1 07	Q 30 6	Q 20 6	Q 10 6
Operating revenues
Investment management fees	$765.7	$706.3	$626.3	$611.9	$581.8
Performance fees	34.4	18.8	10.4	12.6	33.2
Service and distribution fees	148.2	143.4	130.8	133.0	135.7
Other	30.7	31.7	21.2	33.5	44.7
Total operating revenues	979.0	900.2	788.7	791.0	795.4

Operating expenses
Employee compensation	288.9	284.3	289.7	252.8	254.8
Third-party distribution, service and advisory	263.0	232.4	204.2	200.2	198.9
Marketing	35.8	37.0	30.8	35.2	35.8
Property, office and technology	58.2	57.4	57.5	56.9	58.9
G eneral and administrative	71.1	57.0	59.8	58.8	63.2
Total operating expenses	717.0	668.1	642.0	603.9	611.6
Operating income	262.0	232.1	146.7	187.1	183.8

Other income/(expense)
Equity in earnings of unconsolidated affiliates	6.4	5.8	0.8	0.9	0.3
Interest income	12.3	10.3	6.6	5.2	5.1
Other realized and unrealized gains, net	(0.2)	7.5	11.1	6.4	(3.1)
Realized and unrealized gains of consolidated variable interest entities, net	69.8	30.0	41.4	38.9	31.2
Interest expense	(18.6)	(18.6)	(19.7)	(19.3)	(17.3)
Income before income taxes and minority interest	331.7	267.1	186.9	219.2	200.0
Income tax provision	(91.4)	(81.9)	(47.6)	(65.4)	(58.2)
Income before minority interest	240.3	185.2	139.3	153.8	141.8
Minority interest income of consolidated subsidiaries, net of tax	(64.8)	(30.0)	(38.0)	(37.4)	(42.0)
Net income	$175.5	$155.2	$101.3	$116.4	$99.8

Earnings per share:
---basic	$ 0.44	$0. 39	$ 0.26	$0. 30	$0. 25
---diluted	$ 0.43	$0. 38	$ 0.25	$0. 29	$0. 25

Average shares outstanding:
---basic	399.9	398.9	395.2	391.6	395.4
---diluted	410. 6	410. 1	404.8	402.0	405.1

Invesco Ltd.

Quarterly Assets Under Management

(in billions)	Q 4 07	Q307	% Change	Q 4 06
Beginning Assets	$ 507.2	$491.6	3.2%	$440.6
Inflows	30.9	31.1	(0.6) %	22.9
Outflows	(35.9)	(30.9)	16.2%	(27.4)
Net flows	(5.0)	0.2	N/A	(4.5)
Net flows in money market funds and other	3.5	5.7	(38.6) %	(1.5)
Market gains /reinvestment	(5.0)	4.1	(222.0) %	24.0
Acquisitions	--	--	N/A	2.6
Foreign currency	(0.6)	5.6	(110.7) %	1.4
Ending Assets	$ 500.1	$507.2	(1.4) %	$462.6

Average long-term AUM	$ 440.7	$ 428.4	2.9%	$ 391.2
Average institutional money market AUM	69.2	66.3	4.4%	61.5
Average AUM	$ 509.9	$494.7	3.1%	$452.7
Net revenue yield on AUM (annualized) (a)	60.1 bps	58.2bps		57.9bps
Net revenue yield on AUM before performance fees (annualized ) (a)	59.4 bps	57.9bps		55.6bps

By channel: ( in billions)	Total	Retail	Institutional	Private Wealth Management
September 30, 2007	$ 507.2	$262.3	$227.3	$ 17.6
Inflows	30.9	22.9	6.7	1.3
Outflows	(35.9)	(21.7)	(13.1)	(1.1)
Net flows	(5.0)	1.2	(6.4)	0.2
Net flows in money market funds and other	3.5	--	3.5	--
Market gains/reinvestment	(5.0)	(3.5)	(1.2)	(0.3)
Foreign currency	(0.6)	(0.5)	(0.1)	--
December 31 , 2007	$ 500.1	$ 259.5	$ 223.1	$ 17.5

By asset class: (in billions)	Total	Equity (c)	Fixed Income	Balanced	Money Market	Stable Value	Alter-natives (d)
September 30, 2007	$5 07.2	$ 252.8	$42.5	$42.0	$71.0	$40.9	$58.0
Inflows	30.9	19.1	2.4	2.2	0.4	0.5	6.3
Outflows	(35.9)	(18.4)	(3.1)	(2.4)	(0.5)	(9.4)	(2.1)
Net flows	(5.0)	0.7	(0.7)	(0.2)	(0.1)	(8.9)	4.2
Net flows in money market funds and other	3.5	(0.3)	--	(0.8)	3.5	(0.1)	1.2
Market gains/reinvestment	(5.0)	(4.6)	0.5	(1.0)	--	0.3	(0.2)
Foreign currency	(0.6)	(0.7)	(0.1)	0.4	--	0.1	(0.3)
December 31 , 2007	$5 00.1	$ 247.9	$ 42.2	$ 40.4	$ 74.4	$ 32.3	$ 62.9

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Europe	Asia
September 30, 2007 (b)	$507.2	$296. 2	$49. 3	$87. 8	$37.9	$36. 0
Inflows	30.9	12.7	1.2	6.3	5.5	5.2
Outflows	(35.9)	(20.3)	(2.2)	(3.2)	(5.5)	(4.7)
Net flows	(5.0)	(7.6)	(1.0)	3.1	--	0.5
Net flows in money market funds and other	3.5	3.5	--	0.1	(0.2)	0.1
Market gains/reinvestment	(5.0)	(2.3)	(2.3)	0.7	(0.7)	(0.4)
Foreign currency	(0.6)	--	0.7	(1.7)	0.2	0.2
December 31 , 2007	$ 500.1	$ 289.8	$ 46.7	$ 90.0	$ 37.2	$ 36.4

(a)      (a)   Net revenue yield on AUM is equal to Net revenue divided by average AUM. See the Schedule of Non-GAAP Information on page 9 of this release for a reconciliation of operating revenues to net operating revenues.

(b)      (b)   The beginning balances were adjusted to reflect certain asset reclassifications.

(c)      (c)    Includes PowerShares's ETF AUM ($14.5 billion at December 31, 2007), which are primarily invested in equity securities.

(d)      (d)   Assets have been restated beginning December 31, 2006 to reflect an amended definition of the alternative asset class. The alternative asset class includes real estate, private equity and absolute return strategies.

Invesco Ltd.

Year-to-Date Assets Under Management

( in billions)	December 31, 2007	December 31, 2006	% Change
Beginning Assets	$ 462.6	$386.3	19.8%
Inflows	119.9	85.8	39.7%
Outflows	(123.3)	(87.2)	41.4%
Net flows	(3.4)	(1.4)	142.9%
Net flows in money market funds and other	10.1	12.8	(21.1) %
Market gains/reinvestment	20.0	46.5	(57.0) %
Acquisitions	--	8.9	N/A
Foreign currency	10.8	9.5	13.7%
Ending Assets	$ 500.1	$462.6	8.1%

Average long-term AUM	$424.2	$366.3	15.8%
Average institutional money market AUM	64.9	57.9	12.1%
Average AUM	$ 489.1	$424.2	15.3%
Net revenue yield on AUM (annualized) (a)	59.1 bps	56.9bps
Net revenue yield on AUM before performance fees (annualized ) (a)	57.7 bps	55.0bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
December 31, 2006	$ 462.6	$234.0	$211.8	$16.8
Inflows	119.9	86.6	28.2	5.1
Outflows	(123.3)	(80.6)	(37.4)	(5.3)
Net flows	(3.4)	6.0	(9.2)	(0.2)
Net flows in money market funds and other	10.1	(0.3)	10.4	--
Market gains/reinvestment	20.0	11.3	7.8	0.9
Foreign currency	10.8	8.5	2.3	--
December 31 , 2007	$ 500.1	$ 259.5	$223.1	$17.5

By asset class: (in billions)	Total	Equity (c)	Fixed Income	Balanced	Money Market	Stable Value	Alter-natives (d)
December 31, 2006 (b)	$4 62.6	$ 217.5	$42. 8	$ 38.2	$ 64.3	$ 46.9	$ 52.9
Inflows	119.9	74.6	10.7	10.1	1.5	4.0	19.0
Outflows	(123.3)	(64.2)	(14.9)	(9.6)	(2.1)	(20.2)	(12.3)
Net flows	(3.4)	10.4	(4.2)	0.5	(0.6)	(16.2)	6.7
Net flows in money market funds and other	10.1	(0.6)	0.3	(1.3)	10.6	(0.1)	1.2
Market gains/reinvestment	20.0	14.1	2.1	0.2	--	1.6	2. 0
Foreign currency	10.8	6.5	1.2	2.8	0.1	0.1	0.1
December 31 , 2007	$ 500.1	$ 247.9	$ 42.2	$ 40.4	$ 74.4	$ 32.3	$ 62.9

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Europe	Asia
December 31, 2006 (b)	$ 462.6	$ 280.4	$ 43.3	$74.7	$38.1	$26.1
Inflows	119.9	48.2	6.7	22.0	21.4	21.6
Outflows	(123.3)	(64.7)	(6.8)	(10.0)	(25.6)	(16.2)
Net flows	(3.4)	(16.5)	(0.1)	12.0	(4.2)	5.4
Net flows in money market funds and other	10.1	11.0	--	0.2	(0.5)	(0.6)
Market gains/reinvestment	20.0	14.9	(4.1)	2.7	1.8	4.7
Foreign currency	10.8	--	7.6	0.4	2.0	0.8
December 31, 2007	$ 500.1	$289 .8	$ 46.7	$ 90.0	$ 37.2	$36.4

   (a) Net revenue yield on AUM is equal to net revenue divided by average AUM. See the Schedule ofNon-GAAP Information on page 9 of this release for a reconciliation of operating revenues to net   revenues.

(b) The beginning balances were adjusted to reflect certain asset reclassifications.

(c)   Includes PowerShares's ETF AUM ($14.5 billion at December 31, 2007), which are primarily  interested in equity securities.

(d)  (d) Assets have been restated beginning December 31, 2006 to reflect an amended definition of thealternative asset class. The alternative asset class includes real estate, private equity and ab absolute return strategies.

Invesco Ltd.

Schedule of Product Performance

Retail Results	% of AUM in Top Half of Peer Group
	1yr			3yr			5yr
	Dec -07	Sep- 07	Dec -06	Dec -07	Sep- 07	Dec -06	Dec -07	Sep -07	Dec -06
U.S. (Lipper)	45%	44%	62%	64%	59%	74%	67%	72%	67%
U.S. (Morningstar)	49%	49%	60%	65%	69%	51%	50%	54%	77%
Canada	4%	22%	80%	15%	23%	54%	14%	14%	81%
U.K.	75%	81%	89%	80%	87%	98%	92%	97%	87%
Cont. Europe & Asia	72%	57%	47%	57%	51%	90%	85%	86%	57%
Institutional Results	% of AUM Ahead of Benchmark
Equity	12%	32%	53%	56%	55%	59%	56%	58%	100%
Fixed Income	65%	33%	92%	89%	94%	96%	91%	96%	99%
Money Market (USD) (versus peer group)	98%	98%	97%	98%	98%	97%	98%	98%	97%
Alternative	42%	80%	92%	97%	99%	100%	93%	94%	100%

As of December 31, 2007, performance results include a representative sample of funds and products and may not reflect an investor’s experience; if all funds and products had available ratings or were included, results may be different. These results are preliminary and subject to revision. Performance assumes the reinvestment of dividends.  Past performance is not indicative of future results.